DERIVED INFORMATION [1/10/06]

[$970,000,000]

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

[$980,000,100]

Total Certificates Offered & Non-Offered

(Approximate)

Home Equity Pass-Through Certificates, Series 2007-1

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[U.S. Bank, N.A.]

Trustee

The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-135481 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

HEAT 2007-1
TOTAL

Total Number of Loans	5,061
Total Loan Balance	993,971,452
Average Loan Balance	196,398
WA CLTV (w/o Silent Seconds)	83.0
WAC	8.16
WA FICO	635
WALA	3
WAM	352
Fxd Rate	18.1
IOs	15.2
MH	-
1st Lien	95.4
2nd Lien	4.6
Occupancy--OO	95.3
Doc Type--Full/Alternative	56.7
Stated Doc		23.8
Cash Out Refi		45.9
Purchase		49.1
Second/Junior Lien	# of Loans	$ of Loans
1st Lien, No Silent 2nds	2,564	518,590,189
1st Lien, Silent 2nd not in deal	1,386	325,164,758
1st Lien, Loud 2nd in deal	386	104,967,715
2nd lien, 1st not in deal	339	19,438,219
2nd lien, 1st in deal	386	25,810,573
CLTV of Total Portfolo (includes Silent 2nds + Loud/Piggyback)	90.1

California	29.2%
Prepay Penalties	77.1%
Pre-Funding Balance	-
Expected Final Pool	1,000,000,100

Mortgage Rate

	Balance	%
5.000 - 5.499	528,000	0.05
5.500 - 5.999	12,855,040	1.29
6.000 - 6.499	25,874,833	2.60
6.500 - 6.999	114,111,305	11.48
7.000 - 7.499	138,378,000	13.92
7.500 - 7.999	260,402,850	26.20
8.000 - 8.499	127,454,510	12.82
8.500 - 8.999	110,915,605	11.16
9.000 - 9.499	63,734,515	6.41
9.500 - 9.999	65,941,889	6.63
10.000 - 10.499	23,742,100	2.39
10.500 - 10.999	13,438,676	1.35
11.000 - 11.499	9,260,869	0.93
11.500 - 11.999	9,687,309	0.98
12.000 - 12.499	8,883,499	0.89
12.500 - 12.999	7,669,297	0.77
13.000 - 13.499	593,661	0.06
13.500 - 13.999	97,690	0.01
14.000 - 14.499	91,190	0.01
14.500 >=	310,615	0.03

Total	993,971,452	100.00

Gross Margin
	Balance	%
2.000 - 2.500	1,367,005	0.14
2.500 - 2.999	5,333,760	0.54
3.000 - 3.499	5,457,736	0.55
3.500 - 3.999	14,212,285	1.43
4.000 - 4.499	24,586,051	2.47
4.500 - 4.999	59,539,180	5.99
5.000 - 5.499	74,946,898	7.54
5.500 - 5.999	150,118,254	15.10
6.000 - 6.499	148,379,443	14.93
6.500 - 6.999	172,613,754	17.37
7.000 - 7.499	101,636,807	10.23
7.500 - 7.999	41,666,333	4.19
8.000 - 8.499	8,945,904	0.90
8.500 - 8.999	4,139,072	0.42
9.000 - 9.499	173,357	0.02
9.500 - 9.999	221,914	0.02
10.000 - 10.499	342,183	0.03
Fixed	180,291,514	18.14

Total	993,971,452	100.00

ARM Maximum Rate

	Balance	%
10.500 - 10.999	400,000	0.05
11.000 - 11.499	2,619,966	0.32
11.500 - 11.999	13,557,760	1.67
12.000 - 12.499	21,068,795	2.59
12.500 - 12.999	86,269,405	10.60
13.000 - 13.499	110,946,665	13.64
13.500 - 13.999	211,170,191	25.95
14.000 - 14.499	109,649,701	13.48
14.500 - 14.999	108,223,699	13.30
15.000 - 15.499	59,690,075	7.34
15.500 - 15.999	58,202,257	7.15
16.000 >=	31,881,422	3.92

Total	813,679,937	100.00

ARM Minimum Rate

	Balance	%
4.500 - 4.999	1,203,684	0.15
5.000 - 5.499	2,383,904	0.29
5.500 - 5.999	14,974,773	1.84
6.000 - 6.499	32,194,085	3.96
6.500 - 6.999	96,531,704	11.86
7.000 - 7.499	121,417,690	14.92
7.500 - 7.999	223,208,425	27.43
8.000 - 8.499	104,494,438	12.84
8.500 - 8.999	91,294,200	11.22
9.000 - 9.499	52,795,052	6.49
9.500 - 9.999	50,882,962	6.25
10.000 - 10.499	15,420,943	1.90
10.500 - 10.999	5,291,168	0.65
11.000 - 11.499	1,165,089	0.14
11.500 - 11.999	421,820	0.05

Total	813,679,937	100.00

Initial Cap (%)	Balance	%

1.00	1,245,199	0.15
1.50	8,930,380	1.10
2.00	25,500,805	3.13
3.00	778,003,553	95.62

Total	813,679,937	100.00

Periodic Cap (%)	Balance	%

1.00	787,698,865	96.81
1.50	11,999,588	1.48
2.00	13,981,485	1.72

Total

CLTV's (w/o Silent Seconds)
	Balance	%
0.01 - 50.00	13,878,275	2.46
50.01 - 55.00	8,196,132	1.45
55.01 - 60.00	16,293,297	2.89
60.01 - 65.00	21,705,784	3.85
65.01 - 70.00	34,465,318	6.11
70.01 - 75.00	45,703,614	8.11
75.01 - 80.00	102,576,791	18.19
80.01 - 85.00	76,079,865	13.49
85.01 - 90.00	109,171,733	19.36
90.01 - 95.00	39,718,283	7.04
95.01 - 100.00	96,049,886	17.04

Total	563,838,978	100.00

Credit Scores

	Balance	%
<= 499	4,422,135	0.45
500 - 519	20,236,238	2.04
520 - 539	32,170,063	3.24
540 - 559	49,659,727	5.00
560 - 579	56,265,829	5.66
580 - 599	76,210,912	7.67
600 - 619	118,427,041	11.92
620 - 639	125,870,704	12.66
640 - 659	188,559,268	18.97
660 - 679	121,715,045	12.25
680 - 699	83,112,462	8.36
700 - 719	50,333,941	5.06
720 - 739	31,449,908	3.16
740 - 759	20,860,457	2.10
760 >=	14,677,720	1.48
Total	993,971,452	100.00

DTI	Balance	%
<= 0.000	11,993,025	1.21
0.001 - 10.000	3,353,065	0.34
10.001 - 15.000	9,267,740	0.93
15.001 - 20.000	13,070,090	1.32
20.001 - 25.000	28,616,812	2.88
25.001 - 30.000	39,053,882	3.93
30.001 - 35.000	74,028,516	7.45
35.001 - 40.000	135,445,900	13.63
40.001 - 45.000	217,449,131	21.88
45.001 - 50.000	364,300,211	36.65
50.001 - 55.000	93,410,845	9.40
55.001 - 60.000	3,982,236	0.40

Total	993,971,452	100.00

Loan Balance

Original Principal	Balance	%
Balance ($)
<= 50,000	12,358,966	1.24
50,001 - 100,000	69,802,288	7.02
100,001 - 150,000	125,035,437	12.58
150,001 - 200,000	145,061,471	14.59
200,001 - 250,000	131,472,033	13.23
250,001 - 300,000	112,337,278	11.30
300,001 - 350,000	91,843,780	9.24
350,001 - 400,000	82,977,984	8.35
400,001 - 450,000	62,722,970	6.31
450,001 - 500,000	52,392,610	5.27
500,001 - 550,000	24,124,241	2.43
550,001 - 600,000	25,904,824	2.61
600,001 - 650,000	17,623,870	1.77
650,001 - 700,000	15,647,882	1.57
700,001 - 750,000	10,214,973	1.03
750,001 - 800,000	6,221,942	0.63
800,001 - 850,000	2,467,212	0.25
850,001 - 900,000	1,739,764	0.18
900,001 - 950,000	945,000	0.10
950,001 >=	3,076,926	0.31

Total	993,971,452	100.00

Occupancy Types
	Balance	%
Primary	947,139,492	95.29
Investment	39,987,901	4.02
Second Home	6,844,059	0.69

Total	993,971,452	100.00

Loan Term

	Balance	%
120	539,390	0.05
180	28,423,748	2.86
240	1,072,030	0.11
300	143,583	0.01
360	963,792,701	96.96

Total	993,971,452	100.00

Loan Purpose
	Balance	%
Purchase	488,332,370	49.13
Refi (Cashout)	455,929,807	45.87
Refi (Rate Term)	49,709,274	5.00

Total	993,971,452	100.00

Product Type
	Balance	%
Fixed Rate	180,291,514	18.14
Floating	813,679,937	81.86
Total	993,971,452	100.00

Interest Only
	Balance	%
2Y IO	1,820,100	0.18
5Y IO	146,511,038	14.74
10Y IO	2,825,367	0.28
Non IO	842,814,947	84.79

Total	993,971,452	100.00

Hybrid Types
	Balance	%
1Y	89,283	0.01
2Y	605,959,901	60.96
3Y	182,487,102	18.36
5Y	24,527,730	2.47
7Y	615,922	0.06
FXD	180,291,514	18.14
Total	993,971,452	100.00

Property Type

	Balance	%
Single Family Residence	748,427,534	75.30
PUD	120,159,265	12.09
2-4 Family	66,205,838	6.66
Condo	59,178,815	5.95
Manufactured Housing	-	-
Townhouse	-	-

Total	993,971,452	100.00

Documentation
	Balance	%
Full	563,729,604	56.72
Reduced	181,726,821	18.28
No Income/ No Asset	12,063,540	1.21
Stated Income / Stated Assets	236,451,486	23.79

Total	993,971,452	100.00

Lien Priority
	Balance	%
First	948,722,663	95.45
Second	45,248,789	4.55

Total	993,971,452	100.00

Mortgage Insurance

Mortgage Insurance
Not Insured	993,971,452	100.00

Coverage Down to:

	-	-

	Originator	Servicer

Geographic Distribution-States

State	Balance	%
Alabama	7,886,757	0.79
Alaska	2,725,546	0.27
Arizona	49,729,831	5.00
Arkansas	2,189,108	0.22
California	290,312,264	29.21
Colorado	25,454,596	2.56
Connecticut	7,467,443	0.75
Delaware	3,371,829	0.34
District of Columbia	1,343,344	0.14
Florida	97,099,292	9.77
Georgia	16,470,089	1.66
Hawaii	7,824,190	0.79
Idaho	7,633,937	0.77
Illinois	31,632,607	3.18
Indiana	3,420,607	0.34
Iowa	2,442,867	0.25
Kansas	2,397,392	0.24
Kentucky	3,733,194	0.38
Louisiana	5,849,922	0.59
Maine	3,119,277	0.31
Maryland	33,344,601	3.36
Massachusetts	25,207,712	2.54
Michigan	20,234,795	2.04
Minnesota	11,487,678	1.16
Mississippi	2,460,093	0.25
Missouri	11,054,955	1.11
Montana	986,316	0.10
Nebraska	1,458,869	0.15
Nevada	41,016,677	4.13
New Hampshire	6,356,027	0.64
New Jersey	28,146,630	2.83
New Mexico	3,863,993	0.39
New York	34,924,271	3.51
North Carolina	12,836,393	1.29
Ohio	15,347,416	1.54
Oklahoma	4,706,578	0.47
Oregon	24,802,470	2.50
Pennsylvania	18,697,273	1.88
Rhode Island	3,405,914	0.34
South Carolina	7,050,187	0.71
South Dakota	209,242	0.02
Tennessee	8,440,597	0.85
Texas	15,242,413	1.53
Utah	10,108,702	1.02
Vermont	1,976,406	0.20
Virginia	21,519,731	2.17
Washington	46,314,375	4.66
West Virginia	305,107	0.03
Wisconsin	9,245,509	0.93
Wyoming	1,116,429	0.11

	993,971,452	100.00

Geographic Distribution-MSAs
MSA	Balance
Akron, OH	1,554,905	0.16
Albany-Schenectady-Troy, NY	3,232,792	0.33
Albuquerque, NM	2,338,200	0.24
Alexandria LA MSA	71,967	0.01
Allentown-Bethlehem-Easton PA MSA	1,165,710	0.12
Altoona PA MSA	231,376	0.02
Anchorage AK MSA	2,725,546	0.27
Ann Arbor MI PMSA	1,439,951	0.15
Appleton-Oshkosh-Neenah, WI	829,127	0.08
Asheville NC MSA	453,446	0.05
Athens GA MSA	320,242	0.03
Atlanta, GA	11,415,137	1.15
Atlantic-Cape May, NJ	1,536,020	0.16
Auburn-Opelika AL MSA	674,680	0.07
Augusta-Aiken GA-SC MSA	484,344	0.05
Austin-San Marcos, TX	544,250	0.06
Bakersfield CA MSA	9,313,924	0.94
Baltimore, MD	18,416,931	1.85
Bangor ME NECMA	226,538	0.02
Barnstable-Yarmouth MA NECMA	1,179,240	0.12
Baton Rouge, LA	3,161,125	0.32
Beaumont-Port Arthur, TX	75,366	0.01
Bellingham WA MSA	1,435,657	0.14
Benton Harbor MI MSA	142,591	0.01
Bergen-Passaic, NJ	3,566,591	0.36
Billings MT MSA	35,583	0.00
Biloxi-Gulfport-Pascagoula, MS	811,115	0.08
Binghamton NY MSA	110,140	0.01
Birmingham, AL	4,474,024	0.45
Boise City, ID	5,582,080	0.56
Boston-Wrcstr-Lwrnce-Lowll-Brcktn, MA-NH	26,334,711	2.65
Boulder-Longmont CO PMSA	756,931	0.08
Brazoria TX PMSA	121,578	0.01
Bremerton WA PMSA	1,202,896	0.12
Brownsville-Harlingen-San Benito TX MSA	240,694	0.02
Buffalo-Niagara Falls, NY	841,399	0.09
Burlington VT NECMA	401,323	0.04
Canton-Massillon, OH	258,053	0.03
Casper WY MSA	255,441	0.03
Champaign-Urbana, IL	89,960	0.01
Charleston-North Charleston, SC	1,319,550	0.13
Charlottesville VA MSA	464,346	0.05
Charlotte-Gastonia-Rock Hill, NC-SC	5,609,150	0.56
Chattanooga, TN-GA	1,485,948	0.15
Chicago, IL	28,984,640	2.92
Chico-Paradise CA MSA	1,503,554	0.15
Cincinnati, OH-KY-IN	3,738,472	0.38
Clarksville-Hopkinsville TN-KY MSA	129,572	0.01
Cleveland-Lorain-Elyria, OH	3,323,209	0.33
Columbia MO MSA	26,593	0.00
Columbia, SC	626,105	0.06
Columbus GA-AL MSA	1,125,595	0.11
Columbus, OH	3,590,339	0.36
Corpus Christi, TX	332,962	0.03
Cumberland MD-WV MSA	212,252	0.02
CO Springs, CO	1,972,370	0.20
Dallas, TX	3,708,337	0.37
Davenport-Moline-Rock Island, IA-IL	51,970	0.01
Daytona Beach, FL	1,353,441	0.14
Dayton-Springfield, OH	1,332,197	0.13
Decatur AL MSA	118,315	0.01
Decatur IL MSA	50,376	0.01
Denver, CO	16,171,681	1.63
Des Moines, IA	1,405,532	0.14
Detroit, MI	11,668,827	1.17
Dover DE MSA	1,136,328	0.11
Dubuque IA MSA	241,739	0.02
Duluth-Superior MN-WI MSA	229,926	0.02
Dutchess County NY PMSA	410,888	0.04
Eau Claire WI MSA	97,547	0.01
El Paso, TX	162,079	0.02
Erie PA MSA	61,666	0.01
Eugene-Springfield, OR	1,653,277	0.17
Fayetteville NC MSA	399,664	0.04
Fayetteville-Springdale-Rogers AR MSA	882,708	0.09
Flint MI PMSA	225,104	0.02
Florence AL MSA	79,185	0.01
Florence SC MSA	352,730	0.04
Fort Collins-Loveland CO MSA	1,881,166	0.19
Fort Lauderdale, FL	18,721,971	1.88
Fort Myers-Cape Coral, FL	6,593,021	0.66
Fort Pierce-Port St. Lucie FL MSA	1,759,889	0.18
Fort Smith AR-OK MSA	61,805	0.01
Fort Walton Beach FL MSA	658,159	0.07
Fort Wayne, IN	619,445	0.06
Fort Worth-Arlington, TX	716,051	0.07
Fresno CA MSA	8,109,941	0.82
Gainesville, FL	349,740	0.04
Galveston-Texas City TX PMSA	710,444	0.07
Gary, IN	545,201	0.06
Goldsboro NC MSA	107,774	0.01
Grand Junction CO MSA	971,483	0.10
Grand Rapids-Muskegon-Holland, MI	1,816,596	0.18
Great Falls MT MSA	249,745	0.03
Greeley CO PMSA	1,408,840	0.14
Green Bay, WI	277,522	0.03
Greensboro-Winston Salem-High Point, NC	2,160,129	0.22
Greenville NC MSA	798,035	0.08
Greenville-Spartanburg-Anderson, SC	644,039	0.07
Hagerstown MD PMSA	105,477	0.01
Hamilton-Middletown OH PMSA	355,285	0.04
Harrisburg-Lebanon-Carlisle PA MSA	524,232	0.05
Hartford, CT	3,028,849	0.31
Hattiesburg MS MSA	57,529	0.01
Hickory-Morgantown-Lenoir NC MSA	185,464	0.02
Honolulu, HI	4,771,097	0.48
Houma LA MSA	163,377	0.02
Houston, TX	6,086,609	0.61
Huntsville AL MSA	99,848	0.01
Indianapolis, IN	1,130,566	0.11
Iowa City IA MSA	92,484	0.01
Jackson MI MSA	422,338	0.04
Jackson TN MSA	123,116	0.01
Jacksonville NC MSA	27,362	0.00
Jacksonville, FL	3,652,631	0.37
Jackson, MS	1,330,621	0.13
Jamestown NY MSA	134,845	0.01
Janesville-Beloit WI MSA	282,206	0.03
Jersey City, NJ	1,484,563	0.15
Johnson City-Kingsport-Bristol TN-VA MSA	388,994	0.04
Johnstown PA MSA	62,326	0.01
Joplin MO MSA	151,588	0.02
Kalamazoo-Battle Creek, MI	333,599	0.03
Kankakee IL PMSA	35,983	0.00
Kansas City, MO-KS	4,898,687	0.49
Kenosha WI PMSA	729,950	0.07
Killeen-Temple TX MSA	49,904	0.01
Knoxville, TN	1,654,312	0.17
Lafayette LA MSA	156,713	0.02
Lake Charles LA MSA	145,346	0.02
Lakeland-Winter Haven FL MSA	3,247,047	0.33
Lancaster PA MSA	219,326	0.02
Lansing-East Lansing, MI	1,484,165	0.15
Laredo TX MSA	174,205	0.02
Las Cruces NM MSA	312,847	0.03
Las Vegas, NV-AZ	32,567,614	3.28
Lewiston-Auburn ME NECMA	144,676	0.02
Lexington, KY	1,455,980	0.15
Lima OH MSA	84,752	0.01
Lincoln, NE	122,574	0.01
Little Rock-North Little Rock, AR	1,100,184	0.11
Los Angeles-Long Beach, CA	63,453,891	6.38
Louisville, KY-IN	1,255,520	0.13
Lubbock TX MSA	79,652	0.01
Lynchburg VA MSA	184,583	0.02
Macon GA MSA	129,570	0.01
Madison, WI	334,813	0.03
McAllen-Edinburg-Mission, TX	287,596	0.03
Medford-Ashland OR MSA	189,049	0.02
Melbourne-Titusville-Palm Bay, FL	2,015,455	0.20
Memphis TN-AR-MS MSA	123,527	0.01
Memphis, TN-AR-MS	1,640,266	0.17
Merced CA MSA	1,487,627	0.15
Miami, FL	20,945,246	2.11
Middlesex-Somerset-Hunterdon, NJ	8,146,166	0.82
Milwaukee-Waukesha, WI	4,998,683	0.50
Minneapolis-St. Paul, MN-WI	8,923,042	0.90
Mobile, AL	789,855	0.08
Modesto CA MSA	7,274,869	0.73
Monmouth-Ocean, NJ	2,358,259	0.24
Monroe LA MSA	343,084	0.04
Montgomery, AL	278,025	0.03
Muncie IN MSA	124,962	0.01
Myrtle Beach, SC	1,540,573	0.16
Naples FL MSA	247,200	0.03
Naples, FL	1,010,340	0.10
Nashville, TN	2,836,211	0.29
Nassau-Suffolk, NY	8,504,998	0.86
New Haven-Brdgprt-Stmfrd-Dnbry-Wtrbry,CT	3,559,986	0.36
New London-Norwich CT NECMA	220,409	0.02
New Orleans, LA	974,101	0.10
New York, NY	19,117,578	1.92
Newark, NJ	7,049,659	0.71
Newburgh NY-PA PMSA	1,453,874	0.15
Norfolk-VA Bch-Newport News, VA-NC	10,134,258	1.02
NA	65,131,231	6.55
Oakland, CA	30,770,506	3.10
Ocala, FL	1,652,942	0.17
Odessa-Midland TX MSA	138,688	0.01
Oklahoma City, OK	1,630,142	0.16
Olympia WA PMSA	1,520,244	0.15
Omaha, NE-IA	844,384	0.09
Orange County, CA	18,697,539	1.88
Orlando, FL	10,881,046	1.10
Panama City FL MSA	380,492	0.04
Pensacola, FL	1,209,942	0.12
Peoria-Pekin, IL	431,318	0.04
Philadelphia, PA-NJ	11,018,819	1.11
Phoenix-Mesa, AZ	41,006,663	4.13
Pittsburgh, PA	927,309	0.09
Pittsfield MA NECMA	887,352	0.09
Pocatello ID MSA	155,416	0.02
Portland-Vancouver, OR-WA	21,448,306	2.16
Portland, ME	987,529	0.10
Providence-Warwick-Pawtucket, RI	3,654,618	0.37
Provo-Orem, UT	3,161,414	0.32
Pueblo CO MSA	840,766	0.09
Punta Gorda FL MSA	716,100	0.07
Racine WI PMSA	298,435	0.03
Raleigh-Durham-Chapel Hill, NC	1,775,574	0.18
Rapid City SD MSA	110,867	0.01
Reading PA MSA	1,240,351	0.13
Redding CA MSA	2,641,524	0.27
Reno, NV	6,625,394	0.67
Richland-Kennewick-Pasco, WA	486,754	0.05
Richmond-Petersburg, VA	3,433,953	0.35
Riverside-San Bernardino, CA	51,904,201	5.22
Roanoke VA MSA	555,380	0.06
Rochester MN MSA	108,957	0.01
Rochester, NY	847,238	0.09
Rockford IL MSA	168,676	0.02
Sacramento, CA	18,703,018	1.88
Saginaw-Bay City-Midland, MI	1,293,097	0.13
Salem OR MSA	2,197,991	0.22
Salinas CA MSA	2,641,922	0.27
Salt Lake City-Ogden, UT	6,167,459	0.62
San Antonio, TX	986,491	0.10
San Diego, CA	16,675,445	1.68
San Francisco, CA	4,033,481	0.41
San Jose, CA	14,082,988	1.42
San Luis Obispo-Atascadero-Paso Robles CA MSA	2,156,102	0.22
Santa Barbara-Santa Maria-Lompoc CA MSA	2,564,229	0.26
Santa Cruz-Watsonville CA PMSA	1,299,257	0.13
Santa Fe NM MSA	204,757	0.02
Santa Rosa CA PMSA	661,352	0.07
Sarasota-Bradenton, FL	2,860,657	0.29
Savannah GA MSA	1,192,939	0.12
Scranton--Wilkes-Barre-Hazleton PA MSA	1,128,854	0.11
Seattle-Bellevue-Everett, WA	24,339,970	2.45
Sharon PA MSA	72,502	0.01
Shreveport-Bossier City, LA	445,970	0.05
Sioux City IA-NE MSA	207,481	0.02
South Bend, IN	362,331	0.04
Spokane, WA	1,239,544	0.13
Springfield, IL	28,966	0.00
Springfield, MA	689,757	0.07
Springfield, MO	603,620	0.06
State College PA MSA	181,668	0.02
Steubenville-Weirton OH-WV MSA	105,747	0.01
Stockton-Lodi CA MSA	12,301,937	1.24
St. Joseph MO MSA	86,320	0.01
St. Louis, MO-IL	6,964,399	0.70
Syracuse, NY	144,863	0.02
Tacoma, WA	7,440,447	0.75
Tallahassee, FL	1,301,926	0.13
Tampa-St. Petersburg-Clearwater, FL	9,520,616	0.96
Terre Haute IN MSA	99,888	0.01
Toledo, OH	103,937	0.01
Topeka, KS	109,671	0.01
Trenton, NJ	802,276	0.08
Tucson, AZ	4,763,987	0.48
Tulsa, OK	2,705,405	0.27
Tuscaloosa AL MSA	76,432	0.01
Utica-Rome NY MSA	94,060	0.01
Vallejo-Fairfield-Napa CA PMSA	3,985,354	0.40
Ventura CA PMSA	5,696,391	0.57
Vineland-Millville-Bridgeton NJ PMSA	424,492	0.04
Visalia-Tulare-Porterville CA MSA	2,667,371	0.27
Waco TX MSA	91,169	0.01
Washington, DC-MD-VA-WV	18,629,896	1.87
Waterloo-Cedar Falls, IA	105,940	0.01
Wausau WI MSA	70,135	0.01
West Palm Beach-Boca Raton, FL	6,135,442	0.62
Wichita, KS	261,089	0.03
Williamsport PA MSA	142,661	0.01
Wilmington NC MSA	296,735	0.03
Wilmington-Newark, DE-MD	2,160,469	0.22
Yakima WA MSA	68,169	0.01
York PA MSA	1,000,390	0.10
Youngstown-Warren, OH	92,694	0.01
Yuba City CA MSA	662,046	0.07
Yuma AZ MSA	504,231	0.05
Total:	993,971,452	100.00